EXHIBIT 23.1


                     CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement Form S-3 No. 33-71574 of Sport Supply Group, Inc. and in the related Prospectus and in the Registration Statements on Form S-8 No.'s 33-42056, 33-48514, 33-80028, 333-27191, 333-27193, and 333-36314 of our
   report dated June 1, 2001, with respect to the consolidated financial statements and schedule of Sport Supply Group, Inc. included in this Form 10-K for the six month period ended March 30, 2001.


                                        ERNST & YOUNG LLP

   Dallas, Texas
   June 25, 2001